Aradyme Issues Letter to Shareholders

OREM, Utah - May 23, 2006 - Aradyme Corporation (OTCBB: ADYE), a data management company, today issued a letter to shareholders from James R. Spencer, chairman of the board and chief executive officer of Aradyme.

In the letter, Spencer discusses factors affecting the company's results of operation, lessons learned during fiscal 2005, recent advances in the company's operations, and the company's strategic direction moving forward.

To view a copy of Aradyme's letter to shareholders, please visit:
http://www.aradyme.com/investor.php?page=shareholder.

About Aradyme Corporation
Aradyme Corporation (OTCBB: ADYE) is a data management company that provides world-class solutions in data migration/conversion, data integration and application development. These solutions are made possible through a mix of proprietary next-generation database technologies, methodologies and experience that enables customers to simplify their data management efforts and substantially increase the quality of their data. By leveraging the company's dynamic-schema database management system, which has been in development for more than 25 years, customers are able to bypass the limitations of traditional database technology and achieve greater flexibility in data handling. For more information about Aradyme, call (801)705-5000 or visit the company's web site at
www.aradyme.com.

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This release contains forward-looking statements. Forward-looking statements are not guarantees of future revenues, sales, agreements, events, growth, or results. Forward-looking statements are subject to risks and uncertainties outside Aradyme's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see
Aradyme's annual report on Form 10-KSB for the fiscal year ended September 30,
2005, and other SEC reports.

Contacts:

Scott Mayfield, Chief Financial Officer
Aradyme Corporation
Phone: (801) 705-5032
scott.mayfield@aradyme.com

Kimberly Carroll (media & analysts)
Director of Corporate Communications
Aradyme Corporation
Phone: (801)705-5039
kimberly.carroll@aradyme.com